EXHIBIT 10.47


                             AMENDMENT NUMBER TWO TO
                      NOTE AND WARRANT PURCHASE AGREEMENTS


     THIS AMENDMENT NUMBER TWO TO NOTE AND WARRANT PURCHASE AGREEMENTS (this "AMENDMENT"), is made and entered into as of the 19th day of December, 2001, by and between BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "COMPANY"), located at 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, CA 91367, and HARRIS TOIBB, on behalf of himself ("TOIBB"), located at 6355 Topanga Canyon Boulevard, Suite 411, Woodland Hills, CA 91367, and acknowledged and consented to by the Purchasers.

                                    RECITALS

     A. The Company is a party to (i) that certain Note and Warrant Purchase Agreement, dated April 19, 2001, between the Company and Toibb, (ii) that certain Note and Warrant Purchase Agreement, dated April 19, 2001, between the Company and Europlay 1, LLC, and (iii) that certain Note and Warrant Purchase Agreement, dated April 26, 2001, between the Company and Preston Ford Inc. (each, an "ORIGINAL AGREEMENT" and collectively, the "ORIGINAL AGREEMENTS"), pursuant to which the Company borrowed funds from each of the Purchasers identified in the Original Agreements, and in consideration therefore each such Purchaser was issued common stock purchase warrants and a convertible promissory note in the principal amount set forth on the Signature Page to the Purchaser's respective Original Agreement. The Original Agreements were amended by that certain Amendment to Note and Warrant Purchase Agreements, dated as of May 23, 2001, between the Company and Toibb. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Original Agreements.

     B. The Company has requested that Harris Toibb and another party make additional loans to the Company to finance the Company's and its subsidiaries' operations (the "New Loans"). In connection with, and as a condition to, the making of the New Loans, the Original Agreements, the Convertible Notes, the Security Agreement and certain other documents will be amended pursuant to certain documents (the "Amendment Documents") that will be executed and delivered in connection with the New Loans. It is a condition to the making of the New Loans that the Original Agreements be amended in the manner set forth herein.

     C. Section 11.8 of each of the Original Agreements permits Toibb, on behalf of himself and the other Purchasers as Agent, to amend each of the Original Agreements with the consent of the Company.

     D. The Company and Toibb desire to amend each of the Original Agreements to provide for a new Conversion Price for the Convertible Notes and a new exercise price for the Warrants, to further provide for an automatic adjustment to the Conversion Price for the Convertible Notes in the event that the Company issues certain Additional Stock (as defined below) at a price per share below the Conversion Price, and to add certain additional covenants and Events of Default, and the Purchasers desire to acknowledge and consent to such amendments.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Original Agreements is hereby amended as follows:

     1. The language of SECTION 1.2 of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "AGREEMENT TO PURCHASE AND SELL CONVERTIBLE NOTES. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a Convertible Note in the principal amount set forth on the Signature Page to this Agreement (the "COMMITTED AMOUNT") on the terms and conditions set forth herein. Additionally, in further consideration of the Purchaser's purchase of the Convertible Note hereunder, the Company agrees to issue to the Purchaser, and the Purchaser agrees to accept from the Company, a Warrant initially exercisable for a number of Warrant Shares equal to two hundred percent (200%) of the Committed Amount (the "WARRANT COVERAGE") at a price equal to 1.125 times the lesser of (i) $0.20 or (ii) the volume weighted average price of a share of the Common Stock on the American Stock Exchange, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on December 14, 2001 and terminating at 5:00 p.m. Pacific Time on November 10, 2002 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like). The number and type of shares issuable upon exercise of the Warrant is subject to adjustment as set forth in the Warrant."

     2. The language of SECTION 2.1 of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "OPTIONAL CONVERSION. From and after the Closing Date, the Purchaser shall have the right, at its option, by giving written notice to the Company at its principal office at any time prior to the full repayment of the Convertible Note, to convert in whole or in part the outstanding principal amount of the Convertible Note and all accrued interest thereon into a number of Conversion Shares equal to the quotient obtained by dividing the outstanding principal amount of the Convertible Note and all accrued interest thereon at a price per share equal to the lesser of (i) $0.20 (the "FIXED CONVERSION PRICE") or (ii) the volume weighted average price of a share of the Common Stock on the American Stock Exchange, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on December 14, 2001 and terminating at 5:00 p.m. Pacific Time on November 10, 2002 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) ((i) and (ii) above are collectively referred to as the "CONVERSION PRICE")."

     3. SECTIONS 2.2, 2.3, 2.4 AND 2.5 of the Original Agreements are hereby renumbered to be SECTIONS 2.3, 2.4, 2.5 AND 2.6, and a new SECTION 2.2 is hereby added to read as follows:

     "ISSUANCE OF ADDITIONAL STOCK BELOW THE CONVERSION PRICE. If the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Fixed Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Fixed Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted on a full ratchet basis such that the new Fixed Conversion Price of the shares subject to


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


conversion shall be equal to the value of the consideration paid per each share of Additional Stock issued. For purposes of this SECTION 2.2, "ADDITIONAL STOCK" shall mean any shares of Common Stock issued or issuable by the Company, other than (i) shares of Common Stock issued pursuant to any stock split, stock subdivision, stock dividend, redemption, conversion or other reclassification of securities, or recapitalization, (ii) shares of Common Stock, or options or warrants to purchase Common Stock, issued or issuable to employees, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or services directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, (iii) shares of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided such issuances are primarily for other than equity financing purposes and are approved by the Board of Directors of the Company, (iv) shares of Common Stock, or options or warrants to purchase Common Stock, issued to any corporate or other strategic partners of the Company, provided such issuances are primarily for other than equity financing purposes and are approved by the Board of Directors of the Company, (v) shares of Common Stock of the Company issuable upon exercise of warrants, options, notes or other rights to acquire securities of the corporation outstanding as of December 3, 2001, and (vi) shares of Common Stock, or warrants or options to purchase shares of Common Stock issued in connection with bona fide acquisitions, mergers or similar transactions; PROVIDED, HOWEVER, that the exceptions to the definition of Additional Stock provided for in clauses (ii), (iii), (iv) and (vi) above shall apply only with respect to an aggregate number of shares of Common Stock issued or issuable by the Company thereunder equal to 1.5% of the number of shares of Common Stock outstanding as of December 3, 2001."

     4. A new SECTION 4.3 is hereby added to the Original Agreements, to read in full as follows:

     "4.3 NOTICE OF TITLE 11 FILING. The Company shall provide to the Purchaser written notice of any decision or corporate action taken by the Company authorizing the filing by the Company of a voluntary petition for relief under Title 11 of the United States Code at least ten (10) days prior to the date selected for such filing."

     5. A new SECTION 4.4 is hereby added to the Original Agreements, to read in full as follows:

     "4.4 WAIVER OF RIGHTS UNDER SECTION 362 OF THE BANKRUPTCY CODE. In the event that the Company files a petition under the United States Bankruptcy Code or under any other similar federal or state law, the Company unconditionally and irrevocably agrees that the Agent, on behalf of the Purchaser, shall be entitled, and the Company hereby unconditionally and irrevocably consents, to relief from the automatic stay so as to allow the Agent to exercise its rights and remedies under the Security Agreement with respect to the Collateral (as such term is defined in the Security Agreement), including taking possession of the Collateral, foreclosing on its lien or security interests or otherwise exercising its rights and remedies with respect to the Collateral. In such event, the Company hereby agrees it shall not, in any manner, oppose or otherwise delay any motion filed by the Agent for relief from the automatic stay."

     6. A new SECTION 4.5 is hereby added to the Original Agreements, to read in full as follows:


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


     "4.5 SALE OF ASSETS. The Company hereby agrees that in the event the Company commences a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code, the Company shall, at the request of the Buyers (as defined herein) file, within the first twenty (20) days of the commencement of the bankruptcy case a motion under section 363 of the Bankruptcy Code asking the Court to approve the sale of all or substantially all of the assets of the Company and its subsidiaries to Harris Toibb and such other Purchasers that desire to participate in the sale (collectively, the "BUYERS"), on terms and conditions acceptable to the Buyers, including the right of the Buyers to credit bid any indebtedness owed to them."

     7. A new SECTION 4.6 is hereby added to the Original Agreements, to read in full as follows:

     "4.6 DEBTOR IN POSSESSION FINANCING. The Company hereby agrees that in the event the Company decides to commence a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code, the Company shall give Harris Toibb and such other Purchasers that desire to participate in the financing (collectively, the "LENDERS") the right of first refusal (but without any corresponding obligation of the Lenders) with respect to the provision to the Company and its subsidiaries of debtor in possession financing."

     8. The language of SECTION 6.1(B) of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "A default or event of default shall occur in respect of any of the other Convertible Notes, in respect of any of the Secured Convertible Promissory Notes issued by the Company on December 19, 2001 or in respect of any other indebtedness of the Company that exceeds, in the aggregate, $75,000 and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;"

     9. The language of SECTION 6.1(D) of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "The Company (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;"

     10. The language of SECTION 6.1(h) of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "(h) A default or event of default shall occur in respect of any agreement of the Company that requires the payment by the Company of an amount in excess of $75,000;


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


     11. A new SECTION 6.1(i) is hereby added to the Original Agreements, to read in full as follows:

     "(i) The Company shall fail to provide the Agent with a copy of a signed letter of intent with an investor who is, and on terms and conditions that are, reasonably satisfactory to the Agent, dated no later than February 28, 2002, pursuant to which such investor agrees to acquire equity in the Company in consideration for an investment of at least three million dollars ($3,000,000) (the "EQUITY INVESTMENT");

     12. A new SECTION 6.1(j) is hereby added to the Original Agreements, to read in full as follows:

     "(j) The Equity Investment shall fail to fund by April 15, 2002; or"

     13. A new SECTION 6.1(k) is hereby added to the Original Agreements, to read in full as follows:

     "(k) Either of the Company's agreements with Consumer Empowerment B.V. (better known as "Kazaa") or StreamCast Networks, Inc. (better known as "Morpheus") shall be terminated or amended in such a way as to result in a Material Adverse Effect."

     14. The paragraph at the end of SECTION 6.1 of the Original Agreements is hereby deleted in its entirety and replaced with the following language:

     "With respect to any Event of Default described above in SUBSECTIONS 6.1(e), (f) and (h) that is capable of being cured and that does not already provide its own cure procedure (a "CURABLE DEFAULT"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if the Company provides notice to the Purchaser of such Curable Default in accordance with the provisions hereof within three (3) business days of the Company learning of such default and such Curable Default is fully cured and/or corrected within fifteen (15) days of the Company's notice thereof to Purchaser."

     15. A new SECTION 11.13 is hereby added to the Original Agreements, to read in full as follows:

     "11.13 AUDIT RIGHTS. Purchaser shall have the continuing right, without hindrance or delay, to inspect, audit, check and make extracts from the Company's books, records, journals, orders, receipts and other accounting records at the office of the Company at the address set forth on the first page of this Agreement at any time during regular business hours upon one business day's advance notice (absent an Event of Default then existing). The Purchaser shall also during any such examination be provided with reasonable access to the officers of the Company."

     16. A new SECTION 11.14 is hereby added to the Original Agreements, to read in full as follows:

     "11.14 WAIVER OF JURY TRIAL. The Company and Purchaser each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto."


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     17. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms of the Original Agreements shall remain in full force and effect. All references in the Original Agreements to the "Convertible Notes", the "Security Agreement", the "Warrants" or any of the other documents executed in connection with the Original Agreements shall mean and be a reference to such documents as and to the extent they are amended by the Amendment Documents and all references in such documents to the Original Agreements shall mean and be a reference to the Original Agreements as amended hereby. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, said state.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

                                    BRILLIANT DIGITAL ENTERTAINMENT, INC.,
                                    a Delaware corporation


                                    By:     /S/ ROBERT CHMIEL
                                            ------------------------------
                                            Robert Chmiel
                                    Title:  Chief Operating Officer and
                                            Chief Financial Officer

                                    /S/ HARRIS TOIBB
                                    --------------------------------------
                                    Harris Toibb, on behalf of
                                    himself and the other Purchasers


Acknowledged and Agreed to
as of the date first above written:

EUROPLAY 1, LLC


By:  /S/ MARK DYNE
     -------------------------------
     Mark Dyne
Its: Manager


PRESTON FORD, INC.


By:  /S/ DAVID WILSON
     -------------------------------
     David Wilson
Its:
     -------------------------------



                    SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO
                      NOTE AND WARRANT PURCHASE AGREEMENTS


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